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                                                                       EXHIBIT 9

[JOHN HANCOCK LOGO]
John Hancock Life Insurance Company

Law Sector

Arnold R. Bergman
Counsel*

December 21, 2001


Board of Directors
John Hancock Life Insurance Company

Re:  JOHN HANCOCK VARIABLE ANNUITY ACCOUNT U
     (SEC File Nos. 333-63336 and 811-2143)
     ---------------------------------------

Dear Directors:

        In my capacity as Counsel of John Hancock Life Insurance Company (the "Company"), I have represented the Company and its Variable Annuity Account U (the "Account") in connection with the registration of an indefinite amount of security interests in the form of immediate variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate as a basis for the opinion hereinafter expressed. Based on my review of such documents and laws, I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the Contracts, when issued as contemplated in the Form N-4 Registration Statement, will constitute legal and binding obligations of the Company in accordance with the terms of the Contracts.

        I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account. I do not admit that I am in the category of person whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours

                                              /s/ Arnold R. Bergman
                                              ----------------------
                                              Arnold R. Bergman

*Admitted in NY